As filed with the Securities and Exchange
                Commission on December 19, 1996.


                                       Registration No. 333-17261



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                         AMENDMENT NO. 1
                               TO
                            FORM S-3
                     REGISTRATION STATEMENT
                              under
                   THE SECURITIES ACT OF 1933


                  DURAMED PHARMACEUTICALS, INC.
     (Exact name of registrant as specified in its charter)

             Delaware                          11-2590026
  (State or other jurisdiction                (IRS Employer
of incorporation or organization)           Identification No.)

                      7155 East Kemper Road
                     Cincinnati, Ohio  45249
                         (513) 731-9900
       (Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)



                       E. Thomas Arington
                  Duramed Pharmaceuticals, Inc.
                      7155 East Kemper Road
                     Cincinnati, Ohio  45249
                         (513) 731-9900
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            Copy to:

                        Timothy E. Hoberg
                  Taft, Stettinius & Hollister
                      1800 Star Bank Center
                        425 Walnut Street
                     Cincinnati, Ohio  45202



          Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement shall become effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]




          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

          This Amendment No. 1 is being filed to furnish Exhibit
4.3, which has been amended.
                             PART II


           INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 16.  Exhibits.

          The following Exhibits are filed as part of this Registration Statement.

          Exhibit No.

           4.1    Certificate of Designation, Preferences and
                  Rights of Series A Preferred Stock*
           4.2    Certificate of Designation, Preferences and
                  Rights of Series B Preferred Stock **
           4.3    Amended Terms of 8% Cumulative Convertible
                  Preferred Stock, Series D
           5      Opinion of Counsel***
          23.1    Consent of Independent Auditors***
          23.2    Consent of Counsel (included in Exhibit 5)***
          24      Power of Attorney***
_________________

          *       Filed as an exhibit to the Company's Annual
                  Report on Form 10-K for the year ended
                  December 31, 1988 and incorporated herein by reference.

          **      Filed as an exhibit to the Company's Annual
                  Report on Form 10-K for the year ended
                  December 31, 1994 and incorporated herein by reference.

          ***     Previously filed.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, as of the 19th day of December, 1996.


                              DURAMED PHARMACEUTICALS, INC.


                              BY: /s/ E. Thomas Arington
                                  E. Thomas Arington
                                  Chairman of the Board,
                                  President and Chief
                                  Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities indicated as of the 19th day of December, 1996.

Signature                      Title


/s/ E. Thomas Arington         Chairman of the Board, President
E. Thomas Arington             and Chief Executive Officer
                               (principal executive officer)


/s/ Timothy J. Holt            Senior Vice President, Finance and
Timothy J. Holt                Administration and Treasurer
                               (principal financial and
                               accounting officer)


/s/ George W. Baughman*        Director
George W. Baughman



                               President, Duramed Europe, Ltd.
Derek G. Layton                and Director



/s/ Stanley L. Morgan*         Director
Stanley L. Morgan


/s/ S. Sundararaman*           Director and Secretary
S. Sundararaman



*Pursuant to Power of Attorney


/s/ Timothy J. Holt
Timothy J. Holt
Attorney-in-Fact